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                                                                    EXHIBIT 10.3

                           STOCK RESTRICTION AGREEMENT

         THIS STOCK RESTRICTION AGREEMENT is entered into between ViaSat, Inc., a California corporation ("Company"), and _______________________
("Shareholder") and is made effective for

all purposes on _________________, 19___.

                                    ARTICLE I
                             PURPOSE AND DEFINITIONS

                  1.1 PURPOSE. This Stock Restriction Agreement ("Agreement") is entered into with Shareholder for the purpose of limiting the sale, succession, or other transfer of ownership of common stock of the Company ("shares") during the lifetime or at the death of Shareholder in accordance with the provisions herein. The Agreement also requires the acceptance of an offer to purchase all of the shares if Shareholders owning sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Company agree to accept such an offer. This Agreement covers all shares of the Company capital stock now or subsequently owned by Shareholder ("shares") and a reference to this agreement shall be endorsed on all of the certificates of shares owned by Shareholder or which may be subsequently issued to him.

                  1.2 EFFECT ON SPOUSE'S INTEREST. All references in this Agreement to "shares" or to a "Shareholder's shares" shall include the community or separate property interest, if any, of Share- holder's spouse in any shares of the Company's stock regardless of

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whether registered in said spouse's name only or registered in any manner in the names of both spouses. All of the conditions and restrictions contained in this Agreement to Shareholder's shares shall be equally binding on Shareholder's spouse with respect to his or her interest in shares. For purposes of this Agreement if the shares are owned jointly or by either spouse, Shareholder shall refer only to the spouse associated with Company by employment, agency, or other relationship where financial consideration is paid to such person for services performed for Company.

                  1.3 DATE OF EMPLOYMENT. Any reference in this Agreement to "Date of Employment" shall mean the day and year when "Shareholder" commenced his first day of employment with the Company.

                  1.4 FIRST YEAR OF EMPLOYMENT. Any reference to "First Year of Employment" shall mean any day beginning after the Date of Employment and ending one (1) year thereafter.

                  1.5 EMPLOYMENT ANNIVERSARY. Any reference to "Employment Anniversary" shall include the date(s) in any subsequent year(s) which coincide with the Date of Employment of Shareholder.

                  1.6 DATE OF GRANT. The "Date of Grant" shall mean (i) any Employment Anniversary of Shareholder that is prior to or is on the same date as the fiscal year-end of the Company that is utilized as a basis by the Company for determining the amount of shares that may be purchased by Shareholder, or
(ii) if shares are being purchased as a result of exercising a right to purchase shares under the Company's 1993 Stock Option Plan or any subsequently created Company Stock Option Plan, the Date of Grant shall mean the Employment Anniversary of Shareholder that is prior

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to or is the same date as the fiscal year-end of the Company that is utilized as a basis by the Company for determining the amount of shares subject to the option that are granted to the Shareholder pursuant to the Company's Stock
Option Plan or any subsequently created Company Stock Option Plan.

                                   ARTICLE II
                               TRANSFERS OF STOCK
                        RESTRICTIONS AND MANDATORY OFFERS

                  2.1 LIFETIME GRATUITOUS TRANSFERS TO SPOUSE OR ISSUE (MANDATORY OFFER BY DONEE UPON DEATH OF SHAREHOLDER). Shareholder may make a gift of shares to his spouse or issue outright or to the Trustee of a trust for his or her benefit, or to his spouse or issue as joint tenants with right of survivorship ("Donee"). The Donee of these shares shall hold them subject to all of the provisions of this Agreement, and shall not make any transfers other than as provided in this Agreement, except for gifts to revocable trusts or members of a Shareholder's family as described above.

                           Within thirty (30) days after the date of Share-
holder's death, such Donee shall be required to offer these shares for sale as provided at Article III of this Agreement ("Mandatory Offer"). All references to shares in this Agreement shall include shares owned by any Donee or held in trust on behalf of the Donee. Payment for a Donee's shares on the death of Shareholder shall be made to the Donee or, where held in trust, pursuant to the provisions of the trust.

                  2.2  OTHER LIFETIME GRATUITOUS TRANSFERS.  Except as

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permitted at Section 2.1, Shareholder shall not transfer any shares gratuitously during his lifetime unless he shall have first offered the shares for sale as provided at Article III of this Agreement ("Mandatory Offer").

                  2.3 OFFER UPON DEATH OF SHAREHOLDER. Within ten (10) days after the receipt of notice of the death of Shareholder, or within ten (10) days after the qualification of his personal representative (if Shareholder's shares will be part of his probate estate), whichever is later, the Shareholder's shares shall be offered for sale as provided at Article III of this Agreement by the person or persons entitled to do so ("Mandatory Offer").

                  2.4 LIFETIME SALES OF SHARES. Shareholder shall not sell or transfer shares during his lifetime for a valuable consideration without first offering such shares for sale as provided at Article III of this Agreement ("Sale of Shares").

                  2.4.1 A shareholder desiring to complete the Sale of Shares shall give written notice of his intention to transfer to the President or Secretary, but not to himself, of the Company ("Notice"). The Notice shall name the proposed purchaser, his or its business or residence address, and shall specify the number of shares to be transferred, the price per share, and the terms of transfer.

                  2.5 PURCHASE OR MANDATORY OFFER ON TERMINATION OF MARITAL STATUS. In the event that the marital status of Shareholder is terminated, that termination of marital status shall be an event giving rise to options to purchase all, but not less than all, of whatever interest is held by the spouse of such Shareholder

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in the shares.

                  2.5.1 OPTION OF SHAREHOLDER. The Shareholder whose marital status is terminated shall have the first option to purchase whatever interest is held by his spouse in the stock held in their name, or owned by them. This option shall be exercised by the Shareholder giving written notice to his spouse and to the Company within 30 days following the date of termination of marital status of the Shareholder and his spouse. The purchase price shall be determined by the Shareholder and his spouse using the same procedure described at Article IV of this Agreement. The price shall be paid to the selling spouse in the manner selected by the Shareholder from the alternatives described at Article V of this Agreement.

                  2.5.2 SECONDARY OPTION TO PURCHASE. If the Shareholder whose marital status is terminated does not exercise the option to purchase all of whatever interest is held by his spouse in the shares held in their name or owned by them, the Shareholder and his spouse shall each notify the Company in writing that the Shareholder has not exercised his option pursuant to Paragraph
2.5.1 of this Agreement. If both the Shareholder and his spouse fail to notify the Company in writing of the termination of their marital status, the Company shall not be deemed to have received notice until the Company has actual notice of the termination of marital status of Shareholder and his spouse. For a period of thirty (30) days commencing upon the date that Company has received the notice specified in this paragraph, the Shareholder's spouse shall be required to offer those shares to the

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Company for sale as provided at Article III of this Agreement ("Mandatory
Offer").

                  2.5.3 BIFURCATION OF MARITAL STATUS AND PROPERTY RIGHTS. Notwithstanding Subparagraphs 2.5.1 and 2.5.2 to the contrary, in the event that the marital status of Shareholder is terminated prior to the determination by a court of the right to ownership of the shares, then in such circumstance, the event giving rise to the option specified or notice required in Sub-paragraphs
2.5.1 and 2.5.2 shall be the date of entry of judgment by the court determining ownership of the shares.

                  2.6  TERMINATION OF EMPLOYMENT.

                           2.6.1  If Shareholder's employment with Company
terminates within three (3) years from the Date of Employment by the Company, for any reason whatsoever, Shareholder, or his Donee at Section 2.1, or his former spouse under Section 2.5.2, shall offer his shares to the Company in accordance with Article III of this Agreement ("Mandatory "Offer").

                           2.6.2  The price of the shares purchased during the
first year commencing on the Date of Employment shall be based on Shareholder's completed months of service determined from his Date of Employment, as follows:

                           Unvested                 Vested
                        Shares Required         Shares Required
 Completed Months     to be Sold at Price     to be Sold at Price
 of Service From       Originally Paid by        Determined in
Date of Employment        Shareholder             Section 4.1
------------------        -----------             ------------
                            ("Cost")          ("Higher of Cost or
                                              Fair Market Value")
  Less than 6                100%                       0
6 but less than 7             75%                      25%

 7 and continuing thereafter through 36 months, Shareholder shall

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vest to his shares at a rate of 1/30 (3.333 % per month).

                  2.6.3 The price of any shares purchased by Shareholder after the First Year of Employment shall be based on Shareholder's completed months of service as determined for each subsequent purchase by Shareholder beginning from the Date of Grant, as follows:

                           Unvested                 Vested
 Completed Months       Shares Required         Shares Required
 of Service From      to be Sold at Price     to be Sold at Price
     Date of           Originally Paid by        Determined in
      Grant               Shareholder             Section 4.1
      -----               -----------             -----------
                            ("Cost")          ("Higher of Cost or
                                              Fair Market Value")
  Less than 6                100%                       0
6 but less than 7             75%                      25%

 7 and continuing thereafter through 36 months, Shareholder shall vest to his shares at a rate of 1/30 (3.333 % per month).

              2.6.4 If Shareholder's employment with the Company terminates after three (3) years from the date of his employment with the Company, for any reason whatsoever, Shareholder or his Donee at Section 2.1 or his former spouse under Section 2.5.2, shall offer his shares to Company in accordance with
Article III of the Agreement ("Mandatory Offer") and at the price determined by
Section 4.1.

                  2.6.5 The term "employment" or "employed" for purposes of this Agreement shall include but not be limited to any relationship in which Shareholder is paid for his service to the Company whether by way of salary, hourly compensation, commission, director's fees, fringe benefits, reimbursement and the like.

                  2.6.6 In the event of any conflict between Section 2.6 and
Section 2.4, the provisions of Section 2.6 shall prevail.

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                  2.6.7 Notwithstanding anything in this Agreement to the
contrary, so long as Shareholder's share or portion thereof are subject to the restrictions in this Section 2.6, Shareholder shall not transfer such shares, or portion thereof, gratuitously or for consideration, except as permitted at Sections 2.1, 2.3, or 2.5.

               2.7 TRANSFEREES SUBJECT TO RESTRICTIONS. Any Transferee upon receiving shares (or any interest in shares) shall be subject to all of the provisions and restrictions contained in this Agreement, and shall, prior to receiving delivery of the shares, become a signatory to the then current Stock Restriction Agreement of the Company.

               2.8 OFFER TO ALL SHAREHOLDERS. If an offer is made to all Shareholders to purchase all of the outstanding shares of the Company, and if that offer is accepted by Shareholders owning sixty-six and two-thirds (66-2/3) percent of the shares, Shareholder agrees he will be bound by such acceptance. Shareholder further agrees he will sell all of the shares owned by him to the offeror on the terms and conditions contained in the offer to all Shareholders. Should such an offer be made, the provisions of this Agreement requiring that shares be offered to Company or its designated purchaser shall not apply and the purchaser shall acquire the shares free and clear of this Agreement and of any of its terms and conditions.

                                   ARTICLE III
                  OPTION TO PURCHASE TO COMPANY OR SHAREHOLDERS

                  3.1 SUBMISSION TO COMPANY. A Mandatory Offer required by Sections 2.1, 2.2, 2.3 2.5 or 2.6 or a Notice required

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by Section 2.4.1, shall be submitted to the Company by the person required to do so (Offeror).

                  3.2 OPTION TO COMPANY. The Company shall have the right to elect to purchase any or all of the shares which are the subject of a Mandatory Offer or Notice (the "shares offered") for the price and on the terms set forth in this Agreement. This option shall expire sixty (60) days after receiving a Mandatory Offer or Notice or sixty (60) days after termination of Share-holder's employment, whichever is applicable.

                  3.3 NON-EXERCISE OF OPTION. If for any reason the Company does not exercise its option in a timely manner to purchase any or all of the offered shares, the Offeror shall be entitled to do whichever of the following is applicable:

                                    3.3.1 Continue to hold such shares under
Section 2.1 of this Agreement either outright or as a trustee subject to the terms of the trust. In either event, the holder of such shares shall be treated in all respects as a Shareholder subject to the terms of this Agreement;

                                    3.3.2 Complete the gratuitous transfer under
Section 2.2 in which case the Transferee will be a Shareholder subject to the terms of this Agreement;

                                    3.3.3 Continue to hold such shares under
Section 2.3 of this Agreement as a Shareholder subject to the terms of this Agreement or to distribute them according to law to the deceased Shareholder's beneficiaries who will then be treated as Shareholders subject to the terms of this Agreement;

                                    3.3.4 Complete the transfer of shares for

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consideration under Section 2.4 of this Agreement in which case the Transferee shall be a Shareholder subject to the terms of this Agreement; provided, however, that the transfer must be completed within six (6) months of termination of the Company's and Share- holders' option period, and at the price and upon terms no more favorable than those specified in the Notice;

                                    3.3.5 Continue to hold shares under Section
2.5 of this Agreement as a Shareholder subject to the terms of this Agreement; provided, however, that a Shareholder who has acquired shares as a result of dissolution of marriage with a Shareholder who is then employed by the Company, shall remain subject to the provisions of Section 2.6 of this Agreement as though the Shareholder is employed by the Company.

                                    3.3.6 Continue to hold shares under Section
2.6 of this Agreement as a Shareholder subject to the terms of this Agreement.

                  3.4 RESTRICTION. Notwithstanding the foregoing, the Company shall not have the option to purchase such shares as designated at Section 3.2 if such purchase would violate Sections 500 and 501 of the California Corporations Code or any statute of similar import restricting the right of a corporation to purchase its own shares. This Section 3.6 does not restrict the Company's option to designate, appoint or approve as a purchaser for such shares, any person or persons including other Shareholders of the Company.

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                                   ARTICLE IV
                                 PURCHASE PRICE

                  4.1 DETERMINATION. Except when a purchase price per share is stated in a Notice required by Section 2.4, the option price per share shall be based on the original cost of the stock to the Offeror, in the case of unvested shares, and on the higher of original cost of the stock to Offeror or fair market value ("Fair Market Value") as agreed upon by the Offeror and the Company in the case of vested shares. If the Offeror and the Company cannot agree upon the Fair Market Value for the Offeror's shares within fifteen (15) days ("Agreement Period") after the Company has received a Mandatory Offer of Notice, or termination of Shareholder's employment, whichever is applicable, the Fair Market Value shall be determined by an appraiser chosen by Offeror and an appraiser chosen by the Company. Within fifteen (15) days after the expiration of the Agreement Period, Offeror and Company shall each choose an appraiser ("Appointment Period") and notify the other in writing of the name, address and phone number of such appraiser. The two appraisers shall thereafter have fifteen
(15) days to determine the Fair Market Value of the shares ("First Appraisal Period"). In the event the two appraisers cannot agree within fifteen (15) days after expiration of the First Appraisal Period, they shall thereupon immediately choose a third appraiser and the decision in writing of any two of the three appraisers ("Second Appraisal Period") so appointed shall be deemed binding and conclusive on the Offeror and the Company with respect to the price per share of shares being offered for sale.

                                    In the event that either Company or Offeror

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fails to appoint an appraiser during the Appointment Period, the appraiser appointed by the non-failing party shall determine the Fair Market Value of the shares. Each party shall bear the cost and expense of the appraiser appointed by such party. All costs and expenses of the tie-breaking appraiser appointed for the Second Appraisal Period shall be borne equally by the Company and Offeror.

                  4.2 CANCELLATION OF SHARES. If the Offeror refuses to tender shares after Fair Market Value (or other purchase price specified in this Agreement) has been determined, the Company may thereafter cancel Offeror's shares provided, however, that Company first tenders full payment of the purchase price of the shares to Offeror.

                  4.3 TIME FOR DETERMINATION. In the event of the necessity of appointment of such appraisers, the price per share shall be determined within thirty (30) days of the appointment or such additional time as may be agreed upon between Offeror and the Company.

                  4.4 PAYMENT WHERE DEATH BENEFIT EXISTS. Upon the valuation of shares of a deceased Shareholder, who at the time of his death was also an employee of the Company (Shareholder- Employee), or Donee of a deceased Shareholder or employee, the purchase price for all shares shall be reduced by $5,000 in the event that the Company is obligated to pay a death benefit in this amount to the beneficiary designated by such Shareholder-Employee.

                                    ARTICLE V
                                     PAYMENT

               5.  TIME AND MANNER.  In the event that the Company shall

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exercise its option to purchase shares, payment for the shares shall be made in accordance with whichever of the following options the purchaser shall choose:

                         5.1  In cash or certified check within the time
periods designated for the exercise of options under Sections 2.3, 2.5 or 2.6, which give rise to the option to purchase such shares; or

                         5.2  On the terms and conditions set forth in the
Notice from the offering Shareholder under Section 2.4.

                                   ARTICLE VI
                                    INSURANCE

               6.1 INSURANCE POLICIES. In order to fund the payment of the purchase price of the shares to be purchased under this Agreement by Company upon the death of Shareholder, the Company may apply for (but is under no obligation to do so), acquire, and maintain in force policies of life insurance in face amounts sufficient to pay the purchase price of the shares owned by Shareholder. The policies, if any, shall be described on Exhibit A; and any additional policies acquired by Company on the life of Shareholder, or changes in the face amounts of the policies, shall also be listed on Exhibit A. All policies shall belong solely and absolutely to Company and shall be subject to the provisions of this Agreement; Company reserves all the powers and rights of ownership, will name itself as primary beneficiary, and agrees to pay all premiums on the policies as they fall due. Company shall not exercise any of its powers of ownership by cancelling the policies, lowering the face amount of the policies, changing the

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name of the beneficiary, electing optional methods of payment, converting the policies, borrowing against them, or in any other way changing their nature, reducing their value or the rights under them without first giving fifteen (15) days written notice of its intention to do so to Shareholder. Any dividends paid upon any of the policies shall be paid to Company. Receipts showing payment of premiums shall be held by the Secretary of Company for inspection by Shareholder.

                                   ARTICLE VII
                               TRANSFER OF SHARES

                         7.1  TRANSFERS.   Upon the payment in full of the
purchase price, Offeror shall deliver to the purchaser a receipt for the payment of the purchase price, together with a stock assignment separate from certificate transferring the shares to the purchaser; and, if applicable, the personal representative shall deliver his receipt for the payment of the purchase price to the Company, together with a court order confirming sale, and any documents necessary for clearance of inheritance tax liens, as well as an appropriate stock or assignment separate from certificate duly transferring the shares to the Company. The stock or assignment shall have the signature or signatures guaranteed by a commercial bank or trust company or savings and loan association or a member firm of the National Association of Security Dealers. Upon the presentation of the foregoing documents, the Company shall cause the shares purchased to be transferred to the purchaser.

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
                                  ARTICLE VIII
                           LEGEND ON SHARE CERTIFICATE

                         8.1  LEGEND.  Each share certificate of the Company

shall have on its face the following words:

                "ANY TRANSFER OR PLEDGE OF THE SHARES REPRESENTED BY THIS CERTIFICATE, OR THE TRANSFER OF ANY INTEREST IN THOSE SHARES IS RESTRICTED BY THE PROVISIONS OF THE COMPANY'S STOCK RESTRICTION AGREEMENT, PRESENTLY EFFECTIVE, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN."

                         An executed copy of this Agreement shall be delivered
to the Secretary of the Company and shall be shown by him to any person duly authorized in writing by Shareholder who then holds shares subject to this Agreement.

                                   ARTICLE IX
                             RESTRICTIONS ON PLEDGE

                         9.1  RESTRICTION.  Shareholder shall not pledge or
otherwise encumber any shares or any interest in any shares, unless he shall have first complied with the following requirements.

                                    9.1.1  Shareholder, desiring to pledge any
shares as security, or any interest in any shares, shall give notice to the Company, settling forth the proposed pledge, his or its business and residence address, and specifying the number of shares to be pledged, the total obligation secured and the terms of that obligation. A meeting of the Board of Directors of the Company shall be held within fifteen (15) days from the receipt of the notice, for the purpose of reviewing the proposed pledge.

                                    9.1.2 It shall be a condition precedent to
the approval of any proposed pledge that Shareholder and the proposed

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pledgee enter into a written Consent Agreement with the Company pursuant to which the Company will be given notice of any default by the pledgor, allowed sufficient time to cure the default prior to any execution upon the pledged shares, and granted a security interest in the pledged shares upon curing the default. Upon delivery of such a Consent Agreement satisfactory to the Company, together with other documentation which may, in the sole discretion of the Board of Directors of the Company, be necessary or desirable to effectuate the purpose of this Agreement, the Board of Directors shall act to authorize the pledge of the shares and shall give written notice to Shareholder of this approval.

                                    ARTICLE X
                            TERMINATION OF AGREEMENT

                         10.1  TERMINATION.  This Agreement shall terminate
upon the occurrence of any of the following:

                                    10.1.1  The written agreement of all of the
parties to this Agreement;

                                    10.1.2  The dissolution of the Company;

                                    10.1.3 The appointment of a receiver to take
possession of all or substantially all of the assets of the Company, a general assignment by the Company for the benefit of creditors, or any action voluntarily taken by the Company under any insolvency or bankruptcy act;

                                    10.1.4  Any action involuntarily suffered by
the Company under any insolvency or bankruptcy act, which continues for a period of thirty (30) days; or

                                    10.1.5 When only one Shareholder remains,
the

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shares of all others having been transferred or repurchased.

                                    10.1.6  When the Company makes a public
offering to sell its shares by filing a registration with the Securities and Exchange Commission to register shares for sale to the general public, such registration is made effective by the Securities and Exchange Commission and such registration is properly qualified in those states of the United States where the shares will be sold. The foregoing sentence is applicable whether or not shares subject to this Agreement are made part of the registration with the Securities and Exchange Commission.

                                   ARTICLE XI
                         LIFE INSURANCE UPON TERMINATION

                         11.1 DISPOSITION OF LIFE INSURANCE POLICIES UPON
TERMINATION. If this Agreement is terminate as provided in Article X, or if a Shareholder dispose of all of the Shares owned, Shareholder shall have an option, exercisable within sixty (60) days after the termination of this Agreement or the sale of shares, to purchase any or all life insurance policies on himself owned by Company listed on Exhibit A by payment of the following amount:

                                    11.1.1 The interpolated terminal reserve of
the policy and any paid-up additions as of the date of transfer, plus

                                    11.1.2 Any dividends or dividend
accumulations credited to the policy, plus

                                    11.1.3 The unearned portion of the premium
paid beyond the date of transfer, less

                                    11.1.4 Any indebtedness against the policy
plus any interest accrued as of the date of transfer.

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
                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

                  12.1 PRIOR AGREEMENTS. This Agreement supersedes all other agreements in force at the date of this Agreement, and all rights and obligations of the parties under them which are inconsistent with the terms of this Agreement, are terminated.

                  12.2 NOTICE. Any notice given under the terms of this Agreement shall be given in writing and shall be given by registered or certified mail, postage prepared and return receipt requested, to the Company at its principal office of business, and to Shareholder at the address last provided by Shareholder to the Company. Any address may be changed by giving notice in writing to the Company. The date of receipt by any notice shall be the third business day following the postmark on the registered or certified mail.

                   12.3 BINDING ON HEIRS. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, personal representatives, and assignees of the parties.

                   12.4 COORDINATION WITH WILL. Each Shareholder agrees to insert in his will a direction and authorization to his personal representative to comply with the provisions of this Agreement.

                   12.5 AMENDMENT. This Agreement may be amended at any time by the written agreement of the Company and all of its then Shareholders.

                   12.6 VALIDITY. In the event that any of the provisions of this Agreement are held invalid under any law, this invalidity shall not affect the remainder of the Agreement.

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
                         12.7  ATTORNEY'S FEES.  In a suit or proceeding
brought or instituted by any of the parties to enforce or interpret any of the provisions of this Agreement or on account of any damages sustained by any party by reason of the violation of another party of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees in such amount as shall be fixed by the court.

                         12.8 CALIFORNIA LAW. This Agreement shall be governed
by the laws of the State of California.

                         12.9 GENDER AND NUMBER. As used herein, masculine terms
and number shall include the equivalent feminine terms and numbers.

                         12.10 CAPTION AND PARAGRAPH HEADINGS. Captions and
paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                         IN WITNESS WHEREOF, the parties have executed this
Agreement at San Diego, California, effective for all purposes on

-------------------------.

COMPANY                                               SHAREHOLDER

ViaSat, Inc.

By: _________________________                         _______________________





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
                 SPOUSE'S CONSENT TO STOCK RESTRICTION AGREEMENT

                         I acknowledge that I have read the foregoing Stock
Restriction Agreement and that I know its contents. I am aware that my community property or other interest, if any, in shares registered in the name of my spouse or in both of our names is subject to the terms of this Agreement including, without limitation, of the following: Section 1.2, rendering my shares subject to the terms of this Agreement; Section 2.3, providing for the mandatory offer of my interest in shares to the Company upon my spouse's death; and Section 2.5, requiring a mandatory offer of my shares to my spouse (or the Company) in the event of the termination of our marital status.

                         I agree to sell my interest in the Company's shares
upon termination of my marital status on the terms and conditions set forth in the Stock Restriction Agreement. I agree to provide notice to the Company, as required by Paragraph 2.5.2, in the event my spouse does not purchase my shares in the Company upon termination of our marital status. I consent to the sale of my interest in the Company's shares upon my spouse's death. I approve of the remaining provisions of the Agreement.

                         I acknowledge that I have been advised to obtain
independent legal advice prior to signing this Consent and have either done so or declined to do so of my own free will and choice.
Dated:______________________            Spouse:

                                        ________________________________________



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